Exhibit 99.1

Magnachip Reports Results for Third Quarter 2021

•	Third quarter revenue of $127.0 million was up 11.5% sequentially and up 1.8% year-over-year (YoY).

•	Gross profit margin for the third quarter was 36.7%, up 690 bps sequentially and up 1,380 bps YoY.

•	GAAP net income was $10.8 million or $0.23 per diluted share.

•	Non-GAAP net income was $20.1 million or $0.42 per diluted share.

SEOUL, South Korea, October 25, 2021 — Magnachip Semiconductor Corporation (NYSE: MX) (“Magnachip” or the “Company”) today announced its financial results for the third quarter 2021.

“Magnachip delivered solid third quarter results driven mainly by higher gross profit margin. Supported by an improved product mix, combined with an increase in average selling price under a favorable pricing environment, and high utilization rate at Fab 3, our gross profit margin reached 36.7%, the highest level reported in the company’s history, enabling us to achieve a very healthy bottom line,” said YJ Kim, Magnachip’s chief executive officer.

“Our Power business posted record revenue again for the third consecutive quarter, driven by strong demand across all our end markets. While demand for Magnachip’s OLED DDICs has been strong and outpacing supply, our Display business revenue continues to be limited by foundry capacity allocation amid global shortages in manufacturing capacities. As the supply constraint is expected to persist for the foreseeable future, we will keep pressing forward relentlessly to navigate the ongoing challenges by focusing on mix management in the near-term while also securing and expanding sustainable supply capacity for 2022 and beyond, which has already yielded some future capacity commitments.”

Magnachip is not hosting a quarterly earnings conference call and has suspended the practice of providing forward-looking guidance while the Agreement and Plan of Merger executed on March 25, 2021 with an investment vehicle formed by an affiliate of Wise Road Capital LTD is in effect. Please review the ‘Investors’ section of the Company’s website for the quarterly financial results and SEC filings for the latest updates on the pending transaction.

Q3 2021 Financial Highlights

	In thousands of U.S. dollars, except share data
	GAAP
	Q3 2021	Q2 2021	Q/Q change			Q3 2020	Y/Y change
Revenues
Standard Products Business
Display Solutions	58,528	46,601	up	25.6%		69,583	down	15.9%
Power Solutions	58,887	56,667	up	3.9%		46,679	up	26.2%
Transitional Fab 3 Foundry Services(1)	9,585	10,608	down	9.6%		8,551	up	12.1%
Gross Profit Margin	36.7%	29.8%	up	6.9	%pts	22.9%	up	13.8	%pts
Operating Income	20,001	1,627	up	1,129.3%		3,223	up	520.6%
Net Income (Loss)(2)	10,768	(198)	up	n/a		272,962	down	96.1%
Basic Earnings (Loss) per Common Share	0.23	(0.00)	up	n/a		7.74	down	97.0%
Diluted Earnings (Loss) per Common Share	0.23	(0.00)	up	n/a		5.89	down	96.1%

	In thousands of U.S. dollars, except share data
	Non-GAAP(3)
	Q3 2021	Q2 2021	Q/Q change			Q3 2020	Y/Y change
Adjusted Operating Income	22,691	9,052	up	150.7%		8,823	up	157.2%
Adjusted EBITDA	26,361	12,692	up	107.7%		11,731	up	124.7%
Adjusted Net Income	20,073	7,034	up	185.4%		5,147	up	290.0%
Adjusted Earnings per Common Share—Diluted	0.42	0.15	up	180.0%		0.14	up	200.0%

(1)

Following the consummation of the sale of the Foundry Services Group business and Fab 4 in Q3 2020, and for a period of up to three years, the Company will provide transitional foundry services to the buyer for foundry products manufactured in the Company’s fabrication facility located in Gumi (“Transitional Fab 3 Foundry Services”). Management believes that disclosing revenue of Transitional Fab 3 Foundry Services separately from the standard products business allows investors to better understand the results of our core standard products display solutions and power solutions businesses.

(2)

In the third quarter of 2020, total net income of $273.0 million included income from discontinued operations, net of tax, of $264.5 million, primarily attributable to the recognition of $287.1 million as gain on sale of the Foundry Services Group business and Fab 4.

(3)

Non-GAAP financial measures are calculated based on the results from continuing operations. Management believes that non-GAAP financial measures, when viewed in conjunction with GAAP results, can provide a meaningful understanding of the factors and trends affecting Magnachip’s business and operations and assist in evaluating our core operating performance. However, such non-GAAP financial measures have limitations and should not be considered as a substitute for net income from continuing operations or as a better indicator of our operating performance than measures that are presented in accordance with GAAP. A reconciliation of GAAP results to non-GAAP results is included in this press release.

Safe Harbor for Forward-Looking Statements

Information in this release regarding Magnachip’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to Magnachip as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, among others: the possibility that any or all of the conditions precedent to the consummation of the pending merger may not be satisfied or waived; unanticipated difficulties or expenditures relating to the proposed merger; the possibility that the merger may not be completed in a timely manner or at all; the diversion of and attention of Magnachip’s management on merger-related issues; legal proceedings, judgments or settlements following the announcement of the proposed merger; disruptions of current plans and operations caused by the announcement and pendency of the proposed merger; potential difficulties in employee retention due to the announcement and pendency of the proposed merger; the response of customers, suppliers, business partners and regulators to the announcement of the proposed merger; the impact of changes in macroeconomic and/or general economic conditions, including those caused by or related to the COVID-19 outbreak, recessions, economic instability and the outbreak of disease; manufacturing capacity constraints or supply chain disruptions that may impact our ability to deliver our products or affect the price of components, which may lead to an increase in our costs, as well as impacting demand for our products from customers who are similarly affected by such capacity constraints or disruptions; the impact of competitive products and pricing; timely design acceptance by our customers; timely introduction of new products and technologies; ability to ramp new products into volume production; industry wide shifts in supply and demand for semiconductor products; industry and/or company overcapacity or supply constraints; effective and cost efficient utilization of manufacturing capacity; financial stability in foreign markets and the impact of foreign exchange rates; unanticipated costs and expenses or the inability to identify expenses which can be eliminated; compliance with U.S. and international trade and export laws and regulations by us and our distributors; change or ratification of local or international laws and regulations, including those related to environment, health and safety; public health issues, including the COVID-19 pandemic; other business interruptions that could disrupt supply or delivery of, or demand for, Magnachip’s products, including uncertainties regarding the impacts of the COVID-19 pandemic that may result in factory closures, reduced workforces, scarcity of raw materials and goods produced in infected areas, as well as reduced consumer and business spending affecting demand for Magnachip’s products due to government and private sector mandatory business closures, travel restrictions or the like to prevent the spread of disease; and other risks detailed from time to time in Magnachip’s filings with the SEC, including our Form 10-K filed on March 9, 2021 (including that the impact of the COVID-19 pandemic, trade tensions and supply constraints may also exacerbate the risks discussed therein) and subsequent registration statements, amendments or other reports that we may file from time to time with the Securities and Exchange Commission and/or make available on our website. Magnachip assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

About Magnachip Semiconductor

Magnachip is a designer and manufacturer of analog and mixed-signal semiconductor platform solutions for communications, IoT, consumer, industrial and automotive applications. The Company provides a broad range of standard products to customers worldwide. Magnachip, with more than 40 years of operating history, owns a portfolio of approximately 1,200 registered patents and pending applications, and has extensive engineering, design and manufacturing process expertise. For more information, please visit www.magnachip.com. Information on or accessible through Magnachip’s website is not a part of, and is not incorporated into, this release.

CONTACT:

So-Yeon Jeong

Head of Investor Relations

Tel. +1-408-712-6151

Investor.relations@magnachip.com

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars, except share data) (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Revenues:
Net sales – standard products business	$117,415	$103,268	$116,262	$333,589	$335,953
Net sales – transitional Fab 3 foundry services	9,585	10,608	8,551	30,306	28,161
Total revenues	127,000	113,876	124,813	363,895	364,114
Cost of sales:
Cost of sales – standard products business	71,641	70,409	87,494	221,297	245,917
Cost of sales – transitional Fab 3 foundry services	8,772	9,497	8,731	27,659	28,341
Total cost of sales	80,413	79,906	96,225	248,956	274,258
Gross profit	46,587	33,970	28,588	114,939	89,856
Gross profit as a percentage of standard products business net sales	39.0%	31.8%	24.7%	33.7%	26.8%
Gross profit as a percentage of total revenues	36.7%	29.8%	22.9%	31.6%	24.7%
Operating expenses:
Selling, general and administrative expenses	12,550	14,001	12,888	39,185	37,398
Research and development expenses	12,270	13,322	12,477	39,015	34,094
Other charges	1,766	5,020	—	17,202	554
Total operating expenses	26,586	32,343	25,365	95,402	72,046
Operating income	20,001	1,627	3,223	19,537	17,810
Interest expense	(113)	(85)	(5,485)	(1,239)	(16,522)
Foreign currency gain (loss), net	(7,579)	250	8,864	(12,000)	(13,638)
Other income, net	1,608	611	714	2,839	2,343
Income (loss) from continuing operations before income tax expense	13,917	2,403	7,316	9,137	(10,007)
Income tax expense (benefit)	3,149	2,601	(1,145)	6,040	836
Income (loss) from continuing operations	10,768	(198)	8,461	3,097	(10,843)
Income from discontinued operations, net of tax	—	—	264,501	—	289,227
Net income (loss)	$10,768	$(198)	$272,962	$3,097	$278,384
Basic earnings (loss) per common share—
Continuing operations	$0.23	$(0.00)	$0.24	$0.07	$(0.31)
Discontinued operations	—	—	7.50	—	8.24
Total	$0.23	$(0.00)	$7.74	$0.07	$7.93
Diluted earnings (loss) per common share—
Continuing operations	$0.23	$(0.00)	$0.21	$0.07	$(0.31)
Discontinued operations	—	—	5.68	—	8.24
Total	$0.23	$(0.00)	$5.89	$0.07	$7.93
Weighted average number of shares—
Basic	46,449,234	46,322,027	35,280,864	44,377,250	35,089,479
Diluted	47,808,457	46,322,027	46,581,788	45,811,792	35,089,479

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars, except share data) (Unaudited)

	September 30, 2021	December 31, 2020
	(In thousands of U.S. dollars, except share data)
Assets
Current assets
Cash and cash equivalents	$276,301	$279,940
Accounts receivable, net	52,523	64,390
Inventories, net	38,773	39,039
Other receivables	8,971	4,338
Prepaid expenses	9,666	7,332
Hedge collateral	3,720	5,250
Other current assets	1,919	9,321

Total current assets	391,873	409,610
Property, plant and equipment, net	103,352	96,383
Operating lease right-of-use assets	3,727	4,632
Intangible assets, net	2,405	2,727
Long-term prepaid expenses	9,451	4,058
Deferred income taxes	41,255	44,541
Other non-current assets	10,626	9,739

Total assets	$562,689	$571,690

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$33,386	$52,164
Other accounts payable	18,671	2,531
Accrued expenses	13,168	16,241
Accrued income taxes	1,955	12,398
Operating lease liabilities	1,757	2,210
Current portion of long-term borrowings, net	—	83,479
Other current liabilities	7,800	4,595

Total current liabilities	76,737	173,618
Accrued severance benefits, net	37,741	40,462
Non-current operating lease liabilities	1,970	2,422
Other non-current liabilities	12,944	9,588

Total liabilities	129,392	226,090

Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized, 55,676,851 shares issued and 46,464,889 outstanding at September 30, 2021 and 44,943,854 shares issued and 35,783,347 outstanding at December 31, 2020	557	450
Additional paid-in capital	256,619	163,010
Retained earnings	289,931	286,834
Treasury stock, 9,211,962 shares at September 30, 2021 and 9,160,507 shares at December 31, 2020, respectively	(109,407)	(108,397)
Accumulated other comprehensive income (loss)	(4,403)	3,703

Total stockholders’ equity	433,297	345,600

Total liabilities and stockholders’ equity	$562,689	$571,690

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended	Nine Months Ended
	September 30, 2021	September 30, 2021	September 30, 2020
Cash flows from operating activities
Net income	$10,768	$3,097	$278,384
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	3,578	10,576	13,333
Provision for severance benefits	2,007	5,514	14,150
Amortization of debt issuance costs and original issue discount	—	261	1,824
Loss on foreign currency, net	19,254	32,607	6,609
Restructuring and other charges	750	750	490
Provision for inventory reserves	(1,862)	1,484	4,079
Stock-based compensation	2,005	6,056	4,754
Gain on sale of discontinued operations	—	—	(287,117)
Other, net	176	442	85
Changes in operating assets and liabilities
Accounts receivable, net	1,598	6,696	(16,583)
Unbilled accounts receivable, net	—	—	14,260
Inventories	2,609	(4,561)	1,390
Other receivables	(446)	(5,287)	6,111
Other current assets	(690)	7,933	9,143
Accounts payable	(17,232)	(16,192)	(5,156)
Other accounts payable	(3,126)	(3,729)	(8,034)
Accrued expenses	(22)	(2,391)	1,991
Accrued income taxes	1,941	(8,308)	12,546
Other current liabilities	657	555	2,243
Other non-current liabilities	(392)	(666)	2,868
Payment of severance benefits	(1,936)	(4,772)	(5,888)
Other, net	13	(49)	59

Net cash provided by operating activities	19,650	30,016	51,541
Cash flows from investing activities
Proceeds from settlement of hedge collateral	3,023	3,995	8,029
Payment of hedge collateral	(2,159)	(2,744)	(7,841)
Purchase of property, plant and equipment	(8,502)	(13,368)	(16,353)
Payment for intellectual property registration	(167)	(455)	(664)
Collection of guarantee deposits	2,885	3,192	891
Payment of guarantee deposits	—	(4,960)	(611)
Proceeds from sale of discontinued operations	—	—	350,553
Other, net	27	(103)	26

Net cash provided by (used in) investing activities	(4,893)	(14,443)	334,030
Cash flows from financing activities
Proceeds from exercise of stock options	1,371	3,920	2,690
Acquisition of treasury stock	—	(1,653)	(1,021)
Repayment of financing related to water treatment facility arrangement	(139)	(427)	(402)
Repayment of principal portion of finance lease liabilities	(16)	(49)	(165)

Net cash provided by financing activities	1,216	1,791	1,102
Effect of exchange rates on cash and cash equivalents	(11,552)	(21,003)	3,781

Net increase (decrease) in cash and cash equivalents	4,421	(3,639)	390,454
Cash and cash equivalents
Beginning of the period	271,880	279,940	151,657
End of the period	$276,301	$276,301	$542,111

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF OPERATING INCOME TO ADJUSTED OPERATING INCOME

(In thousands of U.S. dollars)

	Three Months Ended			Nine Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Operating income	$20,001	$1,627	$3,223	$19,537	$17,810
Adjustments:
Equity-based compensation expense	2,005	2,405	2,101	6,056	4,366
Inventory reserve related to Huawei impact of downstream trade restrictions	(1,081)	—	2,331	(1,081)	2,331
Expenses related to Fab 3 power outage	—	—	1,168	—	1,168
Other charges	1,766	5,020	—	17,202	554

Adjusted operating income	$22,691	$9,052	$8,823	$41,714	$26,229

We present Adjusted Operating Income as a supplemental measure of our performance. We define Adjusted Operating Income for the periods indicated as operating income adjusted to exclude (i) Equity-based compensation expense, (ii) Inventory reserve related to Huawei impact of downstream trade restrictions, (iii) Expenses related to Fab 3 power outage and (iv) Other charges.

For the three and nine months ended September 30, 2021, other charges of $1,766 thousand and $17,202 thousand, respectively, related to non-recurring professional service fees and expenses in connection with the pending merger transaction and regulatory requests.

For the nine months ended September 30, 2020, other charges were $554 thousand, which pertained to non-recurring professional service fees and expenses incurred in connection with certain treasury and finance initiatives.

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND ADJUSTED NET INCOME

(In thousands of U.S. dollars, except share data)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Income (loss) from continuing operations	$10,768	$(198)	$8,461	$3,097	$(10,843)
Adjustments:
Interest expense (income), net	(439)	(493)	4,875	(512)	14,541
Income tax expense (benefit)	3,149	2,601	(1,145)	6,040	836
Depreciation and amortization	3,578	3,550	2,854	10,576	7,968

EBITDA	17,056	5,460	15,045	19,201	12,502
Equity-based compensation expense	2,005	2,405	2,101	6,056	4,366
Foreign currency loss (gain), net	7,579	(250)	(8,864)	12,000	13,638
Derivative valuation loss (gain), net	(237)	57	(50)	(94)	(222)
Inventory reserve related to Huawei impact of downstream trade restrictions	(1,081)	—	2,331	(1,081)	2,331
Expenses related to Fab 3 power outage	—	—	1,168	—	1,168
Other charges, net	1,039	5,020	—	16,475	554

Adjusted EBITDA	$26,361	$12,692	$11,731	$52,557	$34,337

Income (loss) from continuing operations	$10,768	$(198)	$8,461	$3,097	$(10,843)
Adjustments:
Equity-based compensation expense	2,005	2,405	2,101	6,056	4,366
Foreign currency loss (gain), net	7,579	(250)	(8,864)	12,000	13,638
Derivative valuation loss (gain), net	(237)	57	(50)	(94)	(222)
Inventory reserve related to Huawei impact of downstream trade restrictions	(1,081)	—	2,331	(1,081)	2,331
Expenses related to Fab 3 power outage	—	—	1,168	—	1,168
Other charges, net	1,039	5,020	—	16,475	554

Adjusted Net Income	$20,073	$7,034	$5,147	$36,453	$10,992

Adjusted Net Income per common share—
- Basic	$0.43	$0.15	$0.15	$0.82	$0.31
- Diluted	$0.42	$0.15	$0.14	$0.78	$0.30
Weighted average number of shares – basic	46,449,234	46,322,027	35,280,864	44,377,250	35,089,479
Weighted average number of shares – diluted	47,808,457	47,846,217	46,581,788	47,718,578	36,151,622

We present Adjusted EBITDA and Adjusted Net Income as supplemental measures of our performance. We define Adjusted EBITDA for the periods indicated as EBITDA (as defined below), adjusted to exclude (i) Equity-based compensation expense, (ii) Foreign currency loss (gain), net, (iii) Derivative valuation loss (gain), net, (iv) Inventory reserve related to Huawei impact of downstream trade restrictions, (v) Expenses related to Fab 3 power outage and (vi) Other charges, net. EBITDA for the periods indicated is defined as Income (loss) from continuing operations before interest expense (income), net, income tax expense (benefit), and depreciation and amortization.

We present Adjusted Net Income by adjusting income (loss) from continuing operations to eliminate the impact of a number of non-cash expenses and other items that may be either one time or recurring that we do not consider to be indicative of our core ongoing operating performance. We believe that Adjusted Net Income is particularly useful because it reflects the impact of our asset base and capital structure on our operating performance. We define Adjusted Net Income for the periods as income (loss) from continuing operations, adjusted to exclude (i) Equity-based compensation expense, (ii) Foreign currency loss (gain), net, (iii) Derivative valuation loss (gain), net, (iv) Inventory reserve related to Huawei impact of downstream trade restrictions, (v) Expenses related to Fab 3 power outage and (vi) Other charges, net.

For the three and nine months ended September 30, 2021, other charges, net included expenses of $1,766 thousand and $17,202 thousand, respectively, related to non-recurring professional service fees and expenses in connection with the pending merger transaction and regulatory requests, both of which were offset in part by $727 thousand legal settlement gain related to certain expenses incurred in prior periods in connection with our legacy Fab 4 (which was sold during the year ended December 31, 2020) and awarded in the current quarter.

For the nine months ended September 30, 2020, other charges, net were $554 thousand, which pertained to non-recurring professional service fees and expenses incurred in connection with certain treasury and finance initiatives.